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                                                                    EXHIBIT 21.1
                              ACCURIDE CORPORATION
                              LIST OF SUBSIDIARIES

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Subsidiary                                                      Jurisdiction of Incorporation
----------                                                      -----------------------------
Accuride Canada, Inc.                                                      Canada
Accuride Texas, Inc.                                                       Delaware
Accuride Kentucky Holding Company                                          Delaware
Accuride Ventures, Inc.                                                    Delaware
Accuride Tennessee Holding Company                                         Delaware
Accuride Henderson Facilities Management Corporation                       Delaware
Accuride Henderson Limited Liability Company                               Delaware
Accuride Columbia Facilities Management Corporation                        Delaware
Accuride Columbia General Partnership                                      Delaware
AKW, L.P.                                                                  Delaware
AKW  General Partner, L.L.C.                                               Delaware
Accuride de Mexico, S.A. de C.V.                                           Mexico
Accuride Cuyahoga Falls, Inc.                                              Delaware

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